UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 11, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North, Suite 306

Marlboro, New Jersey 07728

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Preliminary Statements:

Unless the context requires otherwise, all references to “us,” “we,” “our,” “Company,” or “USPR” means US Precious Metals, Inc. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Item 1.01. Entry of a Material Definitive Agreement.

On May 11, 2013, the Company entered into a Share Exchange Agreement with Resource Technology Corp., a newly formed Florida corporation (“RTC”), and the RTC shareholders to acquire all of the issued and outstanding shares of RTC in exchange for 300 million shares of common stock of the Company. The total number of shares issuable to the RTC shareholders may be reduced as described below. RTC maintains three ore supply contracts with third party suppliers, and a Plasmafication™ Toll Processing Agreement with Plasma Processing, LP., a Florida limited partnership (“PP LP”). The ore supply agreements and the Toll Processing Agreement enables RTC to receive 1/3rd of the revenues derived from the plasma processing of ore concentrates from the ore supply agreements.

The Plasma Plant and Plasma Processing.

PP LP owns the right to operate a plasma processing facility located in 29 Palms, California. The plant took three years to build and is permitted to process ore concentrate. The parties believe that initial upgrades to the facility will commence within 90 to 120 days which will enable the facility to process concentrates at the rate of approximately 9 tons/day. PP LP expects to make further upgrades to the facility which would increase its capacity to approximately 27 tons/day.

Plasmafication™ or plasma processing employs extreme temperatures (in excess of 7,000 F) to dissociate ore concentrates into their basic elemental state. Plasmafication™ is unique to the mining industry, and the parties believe that this process will yield significantly greater processing returns than milling processes currently employed in the mining industry. Current milling methods will recover the desired mineral down to a certain particle size (ie 300 or 600 mesh) based on the parameters of the existing machinery. However, conventional processes are not highly effective in recovering precious metals from highly complex ore structures. The high temperatures of plasma processing separate the metals from the substrate and turns organics from a solid to a gas. The metalloid fractions are then sent through a hydraulic cooling system to produce dore pellets. Secondary and tertiary processing is then applied to further recover and refine the desired precious metal constituents.

Ore Supply Agreements.

RTC holds ore supply agreements and arrangements with three, separate third parties, two of whom are from domestic mining properties and the third is from a mining property located in the Far East. Each of the ore concentrate suppliers have agreed to split the revenues post plasma processing three equal ways among the ore supplier, RTC and PP LP. Under the Plasmafication Toll Processing Agreement discussed below, PP LP will bear the costs and expense of the plasma processing.

Plasmafication™ Toll Processing Agreement.

The Toll Processing Agreement between PP LP and RTC provides that PP LP will provide a range of services, including the Plasmafication™ of the RTC concentrate from the ore supply contracts. These services will be provided at the sole cost and expense of PP LP. The agreement further provides for an initial processing capacity of 5 tons/day of RTC concentrate for approximately 200 days per annum. PP LP will be required to upgrade its current plant to achieve this processing rate which as mentioned above is expected to occur within 90 to 120 days. These upgrades are expected to bring the total processing rate of the plant to about 9 tons/day. The agreement allows for an increased capacity to process 10 tons/day of RTC concentrate for approximately 300 days per annum. In order to achieve this rate, total plant capacity will have to be increased to about 29 tons/day.

PP LP has guaranteed a benchmark run of 5 tons/day for 20 consecutive days (“Benchmark Run”) with a minimum value of $50,000 (net to RTC) per ton using the RTC concentrate (or a total of $5,000,000 in net proceeds to RTC) from the existing ore supply contracts. The guarantee is limited to the proportionate reduction of the number of shares of USPR common stock issuable to the RTC shareholders (as described below). The benchmark run must be completed prior to June 1, 2014.

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PP LP and RTC have agreed to split any costs required to ship the RTC concentrate to the plasma facility in California, among other terms and conditions.

Share Exchange Agreement.

As stated above, pursuant to the Share Exchange Agreement, the Company has agreed to acquire all of the issued and outstanding shares of RTC (“RTC Shares”) from the RTC shareholders in exchange for 300 million shares of common stock of the Company (“USPR Shares”). The RTC Shares and the USPR Shares issuable to the respective parties will be held in escrow and the USPR shares issuable to the RTC shareholders may be reduced as stated herein. While the shares are in escrow, voting rights will remain with the named party. The agreement provides that if the Benchmark Run does not yield net cash proceeds of Five Million Dollars ($5,000,000) to RTC, then the number of Exchange Shares in total will be proportionately reduced. The closing of the transactions contemplated by the Agreement will occur no later than June 1, 2014. The agreement contains customary representations and warranties by all parties.

The RTC shareholders are Wolz International, LLC (“Wolz”), Titan Productions, Inc. (“Titan”), and Mercury6, LP (“Mercury6”). Assuming a completion of the transaction without a proportionate reduction in the USPR Shares, Wolz, Titan and Mercury each will receive 150 million shares, 75 million shares and 75 million shares, of common stock of USPR, respectively. Mr. Gennaro Pane, our Chairman and Chief Executive Officer, is the sole officer and member of Wolz (and will own approximately 51% of such shares), and Chad Altieri, our Board member, is the sole owner of Mercury. In addition, Messrs Pane and Altieri own or control limited partnership interests in PP LP.

The Share Exchange Agreement was approved an independent committee of Directors, consisting of John Gildea, Daniel Luciano, and Dave Burney, subject however to shareholder approval. In addition to normal closing conditions, the Company will be required to obtain shareholder approval of the transaction, as well as shareholder approval to increase in its authorized shares necessary to complete the transaction. The Company intends to seek shareholder approval in the immediate future.

The Company can not predict whether it will successful in closing the transaction with RTC.

The descriptions of the Share Exchange Agreement and Escrow Agreement are not complete, and are qualified in their entirety by reference to each agreement which are filed as exhibits hereto and incorporated herein.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to close the transactions described herein, the ability of the plasma technology to perform as anticipated (which affect the PP LP guarantees) and the Company’s ability to obtain funding to develop its Mexican property and to pay its existing liabilities. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” in our Form 10-K for the Annual Period Ended May 31, 2012 filed on September 13, 2012 and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

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Item 8.01 Other Information

The Company issued a press release on May 15, 2013 announcing the execution of the Share Exchange Agreement which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	File Date	Filed herewith
10.11	Stock Exchange Agreement dated May 11, 2012 by and between US Precious Metals, Inc., Resource Technology Corp. and the Shareholders of Resource Technology Corp.					X
10.02	Escrow Agreement by and between US Precious Metals, Inc., Resource Technology Corp. and the Shareholders of Resource Technology Corp. and the Escrow Agent.					X
99.1	Press Release dated May 15, 2013.					X
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chairman
Date: May 16, 2012